FORM 10f-3   FUND:  PaineWebber RMA California Municipal Money Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures


1.  Issuer:  Pueto Rico Trans

2.  Date of Purchase:  11/18/97

3.  Date offering commenced:  11/18/97

4.  Underwriters from whom purchased:  Bear Stearns

5.  "Affiliated Underwriter" managing or participating in syndicate:
PaineWebber

6.  Aggregate principal amount of purchase:

7.  Aggregate principal amount of offering:  600,000

8.  Purchase price (net of fees and expenses):  100.481

9.  Initial public offering price:  100.481

10. Commission, spread or profit:           %    $0.75

11.     Have the following conditions been satisfied?
YES     NO

        a.     The securities are Amunicipal securities@
        as defined in Section 3(a)(29) of the Securities
        Exchange Act of 1934
                                _X__ _______
        b.     The securities were purchased prior to the
        end of the first day on which sales are made.
      __X__ _______
        c.     The securities were purchased at a price
        not more than the price paid by each other purchaser
        in the offering.
                                   __X__ _______
        d.     The  underwriting was a firm commitment
        underwriting,
                                      __X__________
        e.     The commission, spread or profit was
        reasonable and fair in relation to that being
        received by others for underwriting similar
        securities during the same period.
                 __X__________
        f.     The  issuer has received an investment
        grade rating from a nationally recognized
        statistical rating organization or, if the issue,
        or entity supplying the revenues from which the
        issue is to be paid, shall have been in continuous
        operation for less than three years (including any
        predecessor), the issue has received one of the
        three highest ratings from at least one such rating
        organization.
                                      __X__ _______
        g.     The amount of such securities purchased by
        all of the investment companies  advised by Mitchell
        Hutchins (of the Fund=s Sub-Adviser, if  applicable)
        did not exceed 25% of the principal amount of the
        offering.
                                        ___X___________
        h.     No purchases were designated as group sales
        or otherwise allocated to the account of any
        Affiliated Underwriter.                           ___X___
 _______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, AAffiliated Underwriter@ is defined as Paine Webber Group Inc. and any of its affiliates, including PaineWebber Incorporated. In the case of a Fund advised by a Sub-Adviser, AAffiliated Underwriter@ shall also include any brokerage affiliate of the Sub-Adviser.



        Approved:                    Date:





FORM 10f-3   FUND:  PaineWebber RMA New York Municipal Money Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.  Issuer:  Pueto Rico Trans

2.  Date of Purchase:  11/18/97

3.  Date offering commenced:  11/18/97

4.  Underwriters from whom purchased:  Bear Stearns

5.  "Affiliated Underwriter" managing or participating in syndicate:
PaineWebber

6.  Aggregate principal amount of purchase:  5,000,000

7.  Aggregate principal amount of offering:  600,000,000

8.  Purchase price (net of fees and expenses):  100.481

9.  Initial public offering price:  100.481

10. Commission, spread or profit:           %    $0.75

11.     Have the following conditions been satisfied?
YES    NO

        a.     The securities are Amunicipal securities@
        as defined in Section 3(a)(29) of the Securities
        Exchange Act of 1934                                    __X__
_______
        b.     The securities were purchased prior to the
        end of the first day on which sales are made.
          __X_________
        c.     The securities were purchased at a price not
        more than the price paid by each other purchaser in
        the offering.                                           __X__
_______
        d.     The  underwriting was a firm commitment
        underwriting,
                                          __X__________
        e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
                                                __X_________
        f. The issuer has received an investment grade rating from a nationally recognized statistical rating organization or,if the issue, or entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years
        (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.
                                   __X_________
        g. The amount of such securities purchased by all of the investment companies advised by Mitchell
        Hutchins (of the Fund=s Sub-Adviser, if applicable) did not exceed 25% of the principal amount of the offering.
                                            ___X__________
        h. No purchases were designated as group sales or otherwise allocated to the account of any Affiliated
        Underwriter.
                                         ___X__________

 Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, AAffiliated Underwriter@ is defined as Paine Webber Group Inc. and any of its affiliates, including PaineWebber Incorporated. In the case of a Fund advised by a Sub-Adviser, AAffiliated Underwriter@ shall also include any brokerage affiliate of the Sub-Adviser.



        Approved:                    Date: